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Exhibit 99.1

While the ballots are being counted, I'd like to review the 2002 performance of Fidelity Bancorp and its subsidiary, Fidelity Federal Savings Bank, and touch on our first-quarter performance. Then later, I'll share what information I can about our definitive agreement to merge with MAF Bancorp, the parent company of MidAmerica Bank.

Before we go too far, though, I'd like to remind our stockholders and guests that some of the statements I will make and information I will provide during this meeting constitutes forward-looking statements as they are defined by the Securities and Exchange Commission. Consequently, statements that reflect our hopes, beliefs, expectations or any prediction for the future are forward-looking statements, and our actual results could differ materially from those statements. Additional information on the factors that may affect actual results is included in our 10-K and 10-Q filings, which can be obtained by contacting the company or the SEC.

And a quick note on the presentation of our financial results. As you know, the board of directors approved a 3-for-2 stock split during fiscal 2002 to increase the stock's liquidity. Consequently, figures we provide have been adjusted to account for the split.

With the obligatory cautions out of the way, we can move to a review of our financial results.

Fidelity closed the fiscal year with a record financial performance. For the fiscal year that ended September 30, 2002, earnings per diluted share rose 62%, from $1.54 per share in fiscal 2001, to $2.49 per share in 2002. Net income increased 64% from $4.9 million in fiscal 2001 to $8.0 million in 2002.

A driving force behind the rise in earnings was a dramatic improvement in net interest margin, which climbed to 3.32 % in 2002 from 2.41% in 2001. Net interest income increased to $21.6 million in 2002 from $15.0 million in 2001. That's a 44% increase. Net interest income and our net interest margin benefited substantially from steadily declining funding costs.

In the first quarter of fiscal 2002, the Federal Reserve lowered short-term interest rates three times for a total of 125 basis points. Following on the heels of eight moves to lower rates in fiscal 2001, the result has been historically low interest rates. Consequently, interest expense declined in fiscal 2002. For the year ended September 30, 2002, total interest expense on deposits was $13.7 million, down 29% from $19.1 million in 2001. Our interest on borrowed funds also fell 30%, from $12.3 million in 2001 to $8.6 million in 2002.

Key to the reduction of interest expense was the retention of deposit accounts, especially higher-cost certificates of deposit that renewed at substantially lower rates. Not only did we retain a high percentage of CDs, but we also grew low-cost core deposits. Total deposits continued a steady growth trend, and for the first time topped $400 million. At the end of 2002, total deposits were $434.1 million, up 9% from $399.6 million in 2001.

Part of that growth was due to an increase in personal and business checking accounts. Business checking, a 2002 initiative aimed at small- and mid-sized merchants and business owners, proved a good source of non-interest bearing deposits and referrals to our insurance and investment operations.


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Consistent with lower funding costs, asset yields also fell during the fiscal year, although not as sharply as the decline in our liability costs. A diligent focus on maintaining earning asset yields helped keep interest income steady. Total interest income was $43.8 million for the year ended September 30, 2002, a decrease of only $2.7 million, or 6%, from $46.5 million in fiscal year 2001. Heavy mortgage refinance activity driven by lower interest rates led to a decline in interest income from loans receivable, which was $31.3 million in 2002, compared with $39.3 million in 2001. The decrease in interest income from loans was offset by a $5.5 million increase in interest earned on investments. The ability to generate comparable levels of income from our earning assets contributed significantly to our results.

This is a good time to mention that we maintained interest income without compromising our asset quality. Despite a weakening economy, the ratio of non-performing assets to total assets at September 30, 2002, was 0.39%. This is a remarkable ratio, even when compared with the prior year's figure of 0.10%

Non-interest income continued to fuel our earnings growth. In 2002, non-interest income rose by $1.1 million, to $3.4 million. This was due in part to the sale of loans and investments which produced a $1.8 million pre-tax gain, compared with a $871,000 pre-tax gain from similar sales in the previous year. Insurance and annuity commissions also were strong, adding $863,000 for the year, up $43,000, or 5%, over $820,000 in 2001.

Other key financial measures also were strong. Book value per share rose to $18.17 at September 30, 2002, compared with $16.29 at September 30, 2001. Return on equity rose to 15.39% from 11.11%, while operating efficiency, as measured in the company's efficiency ratio, improved to 46.82% in 2002 from 56.07% in the previous year.

Initiatives implemented during the fiscal year to strengthen shareholder value included an 11% increase in our quarterly dividend payment from $0.09 per share to $0.10 per share. As I mentioned earlier, we also increased the stock's liquidity with a 3-for-2 stock split that was announced at our last annual meeting. We were pleased to see that our share price rose dramatically during the year, from $15.33 a share to $22.20 a share at September 30, 2002.
I'd like now to briefly talk about the first quarter of fiscal year 2003, a continuation of our solid financial performance. First quarter earnings per diluted share were $0.58, down 3 cents from earnings in the same quarter of the previous year. This was due primarily to a greater number of diluted common shares outstanding. Without counting gains on investments and loans, earnings for the quarter were $0.52 per diluted share, compared with $0.49 in the same quarter of the previous year. Net income for the first quarter was $1.9 million, which was essentially the same as it was in first quarter 2002.

As we saw in our year-end results, our core earnings remained steady, even though the low interest rate environment kept mortgage repayments high. The effect of the unprecedented repayments can be seen in compression of our net interest margin, which measured 2.90% for the quarter ended December 31, 2002, compared with 3.08% in last year's first quarter.

Now within the context of the limitation that I mentioned to you at the beginning of the meeting, I'd like to tell you what I can about our transaction with MAF Bancorp. Fidelity's board of directors believes that in the rapidly changing environment of the bank and thrift industries, merging with MAF Bancorp is consistent with Fidelity's long-term goal of enhancing shareholder value.

On Dec. 17, 2002, we announced that we entered into a definitive agreement to

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merge with MAF Bancorp, subject to the approval of regulators and our stockholders. According to the terms of the agreement, each share of Fidelity common stock will be converted into .89 shares of MAF common stock. We expect that the merger will be accretive to stockholders' earnings per share and dividends per share. The merger will also provide stockholders with increased trading liquidity. The merger is expected to close in mid-2003.

Our board believes that the customers served by Fidelity will benefit from MidAmerica's larger and more varied product menu as well as the availability of more banking and ATM locations throughout the Chicago metro area. We believe that MidAmerica shares our retail banking philosophy and that they have been proven successful in competing in the Chicago area banking markets.

We will convene a separate, special meeting of stockholders to vote on that action and you will be receiving comprehensive proxy materials that will explain the merger in detail.

There is one other issue I'd like to discuss. Late last month, we received a payment of $3.3 million, representing the recovery of an asset that we had previously charged off. If you recall, in the fourth quarter of the 1997 fiscal year, we charged off the full value of a $3 million subordinated note investment. That investment was in Cole Taylor Financial Group, a company that later underwent a reorganization and changed its name to Reliance Acceptance Group. Since that time, we have worked hard to recover that investment. That persistence paid off. The payment represents the full recovery at a rate of 110 % of the original investment.

Since 1906, we here at Fidelity have been providing customers the products they need and the kind of service few banks can match. And when I say "we here at Fidelity," I mean every single employee of this company, from our board of directors who give such excellent counsel and oversite, to our executive team, branch managers and tellers.

When we went public in 1993, converting from a mutual to a stockholder-owned company, we pledged to focus on shareholder value, though we promised not to compromise the high level of service, or the quality of our loan investments, that we are known for. Now, as we look ahead to the prospect of becoming part of MidAmerica, we can say with confidence that we have fulfilled that pledge. I'd like to thank our shareholders and our customers for their loyalty, and perhaps most important, for placing their savings, their investment, and their trust in us for these many years. We are confident the Fidelity tradition of community banking, customer service and shareholder value will live on, and even grow, as the company's five offices become integrated into MAF Bancorp and MidAmerica Bank.

Thank you very much.